Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Maurice H. Sullivan, Jr.
Chairman and Chief Executive Officer
(617) 254-0707

PEOPLES FEDERAL BANCSHARES, INC. ANNOUNCES THIRD QUARTER AND YEAR TO DATE RESULTS FOR FISCAL YEAR 2012

Brighton, Massachusetts, July 26, 2012.  Peoples Federal Bancshares, Inc. (the “Company”) (Nasdaq: PEOP), the holding company for Peoples Federal Savings Bank (the “Bank”), announced third quarter and year to date earnings for the fiscal year ending September 30, 2012.  In addition, the Company has announced the approval by the Board of Directors of a quarterly dividend of $0.03 per common share payable on or about August 17, 2012 to stockholders of record on August 7, 2012.

For the three months ended June 30, 2012, the Company reported net income of $567,000 or $0.09 per share, basic and diluted, as compared to net income of $588,000 or $0.09 per share, basic and diluted, for the three months ended March 31, 2012 and as compared to $711,000 or $0.11 per share, basic and diluted, for the three months ended June 30, 2011.  For the nine months ended June 30, 2012, the Company reported net income of $2.0 million or $0.31 per share, basic and diluted, as compared to net income of $2.5 million or $0.38 per share, basic and diluted, for the same period last year.

Net interest and dividend income for the three months ended June 30, 2012 totaled $4.2 million as compared to $4.0 million for the three months ended June 30, 2011.  Non-interest income totaled $443,000 for the three months ended June 30, 2012 as compared to $445,000 for the three months ended June 30, 2011.  Non-interest expense totaled $3.6 million for the three months ended June 30, 2012 as compared to $3.2 million for the three months ended June 30, 2011, reflecting increased expenses in salaries and employee benefits, occupancy, equipment and data processing expense, attributed to the opening of our West Newton branch in June 2011 and the equity incentive plan.  In addition, advertising expense increased $57,000, as the Company expanded advertising in an effort to increase its market share and emphasize our branch network.

Net interest and dividend income for the nine months ended June 30, 2012 totaled $12.7 million as compared to $12.2 million for the nine months ended June 30, 2011.  Non-interest income totaled $1.3 million for the nine months ended June 30, 2012 as compared to $1.4 million for the nine months ended June 30, 2011.  The decrease was due to the decrease in net gains on sales of mortgage loans of $87,000, loan servicing fees of $70,000 and other income of $109,000, offset by the increase in the cash surrender value of life insurance income of $93,000 and customer service fees of $23,000.  Non-interest expense totaled $10.5 million for the nine months ended June 30, 2012 as compared to $9.4 million for the nine months ended June 30, 2011, reflecting increased expenses in salaries and employee benefits, occupancy, equipment and data processing expense, attributed to the opening of our West Newton branch in June 2011 and the equity incentive plan.  In addition, advertising expense increased $302,000, as the Company expanded advertising in an effort to increase its market share and emphasize our branch network.

Since September 30, 2011, total assets have increased by $5.5 million, or 1.0%, to $559.7 million.  Net loans increased $25.8 million, or 6.3%.  The increase in loans was due to the increase in residential real estate, commercial loans and consumer loans (mainly automobile loans), offset by the decrease in commercial real estate loans and construction loans.  Cash and cash equivalents decreased by $25.6 million to $36.1 million at June 30, 2012 from $61.7 million at September 30, 2011, as we continue to deploy cash and cash equivalents into loans and investment securities.  Investment securities increased $5.2 million, or 10.8%, to $53.4 million at June 30, 2012, from $48.2 million at September 30, 2011.  Federal Home Loan Bank borrowings increased by $6.0 million, or 33.3%, from September 30, 2011, as the Company took advantage of low long-term interest rates.  Deposits increased to $415.1 million at June 30, 2012 from $412.6 million at September 30, 2011.  At June 30, 2012, total stockholders’ equity was $111.4 million, a decrease of $4.3 million from $115.7 million at September 30, 2011.  The decrease was mainly due to the repurchase of 473,775 shares of the Company’s common stock totaling $7.1 million, in the open market at an average price of $15.03, as part of the Company’s stock repurchase plan.  On February 21, 2012, the Company awarded 281,700 shares of restricted stock awards to its Board of Directors and certain employees of the Company.  These awards vest over a five-year period.  The decrease in stockholders’ equity was offset primarily by net income of $2.0 million, equity incentive shares earned of $556,000 and ESOP stock released and committed to be released of $320,000, for the nine months ended June 30, 2012.

Non-performing assets totaled $3.5 million, or 0.62% of total assets, at June 30, 2012, as compared to $3.3 million, or 0.59% of total assets at September 30, 2011.  Classified loans decreased to $10.8 million as of June 30, 2012 compared to $12.6 million at September 30, 2011.  The Company recorded a $375,000 provision for loan losses during the nine months ended June 30, 2012, reflecting the overall increase in total loans along with the qualitative and quantitative changes within each loan portfolio segment.

Certain statements herein constitute “forward-looking statements” and actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Peoples Federal Bancshares, Inc. is engaged and changes in the securities market.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2012	2011
	(Unaudited)
	(In thousands, except share data)
ASSETS
Cash and due from banks	$8,883	$9,462
Interest-bearing demand deposits with other banks and money market mutual funds	23,151	44,255
Federal funds sold	98	9
Federal Home Loan Bank - overnight deposit	4,001	8,003
Total cash and cash equivalents	36,133	61,729
Securities available-for-sale	24,739	28,452
Securities held-to-maturity (fair values of $29,188 and $19,925)	28,615	19,713
Federal Home Loan Bank stock (at cost)	4,014	4,339
Loans	436,881	410,794
Allowance for loan losses	(3,726)	(3,371)
Loans, net	433,155	407,423

Premises and equipment, net	3,624	3,818
Cash surrender value of life insurance policies	19,203	18,713
Accrued interest receivable	1,497	1,527
Deferred income tax asset, net	5,792	5,739
Other assets	2,892	2,736
Total assets	$559,664	$554,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$44,868	$38,483
Interest-bearing	370,247	374,162
Total deposits	415,115	412,645
Federal Home Loan Bank advances	24,000	18,000
Accrued expenses and other liabilities	9,102	7,842
Total liabilities	448,217	438,487

Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 7,141,500 shares issued at June 30, 2012 and September 30, 2011	71	71
Additional paid-in capital	70,182	69,437
Retained earnings	55,657	53,677
Accumulated other comprehensive income	66	56
Unearned restricted shares; 258,225 shares at June 30, 2012	(3,995)	—
Unearned compensation - ESOP	(4,999)	(5,213)
Treasury stock, at cost; 360,375 and 168,300 shares at June 30, 2012 and September 30, 2011, respectively	(5,535)	(2,326)
Total stockholders’ equity	111,447	115,702
Total liabilities and stockholders’ equity	$559,664	$554,189

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)
	(Dollars in thousands, except share data)
Interest and dividend income:
Interest and fees on loans	$4,793	$4,981	$14,466	$15,116
Interest on debt securities:
Taxable	210	93	723	236
Other interest	18	25	59	99
Dividends on equity securities	5	4	14	7
Total interest and dividend income	5,026	5,103	15,262	15,458

Interest expense:
Interest on deposits	673	875	2,128	2,601
Interest on Federal Home Loan Bank advances	147	183	409	611
Total interest expense	820	1,058	2,537	3,212
Net interest and dividend income	4,206	4,045	12,725	12,246
Provision for loan losses	125	120	375	340
Net interest and dividend income, after provision for loan losses	4,081	3,925	12,350	11,906

Non-interest income:
Customer service fees	213	204	628	605
Loan servicing fees	20	25	7	77
Net gain on sales of mortgage loans	42	13	49	136
Increase in cash surrender value of life insurance	161	157	490	397
Other income	7	46	97	206
Total non-interest income	443	445	1,271	1,421

Non-interest expense:
Salaries and employee benefits	2,440	2,103	7,047	6,071
Occupancy expense	222	187	682	626
Equipment expense	109	107	333	320
Professional fees	131	114	355	444
Advertising expense	140	83	448	146
Data processing expense	200	172	600	548
Deposit insurance expense	66	96	176	338
Other expense	284	304	810	933
Total non-interest expense	3,592	3,166	10,451	9,426
Income before income taxes	932	1,204	3,170	3,901
Provision for income taxes	365	493	1,190	1,389
Net income	$567	$711	$1,980	$2,512

Weighted-average shares outstanding:
Basic	6,114,060	6,610,650	6,239,816	6,597,953
Diluted	6,144,309	6,610,650	6,251,384	6,597,953

Earnings per common share:
Basic	$0.09	$0.11	$0.31	$0.38
Diluted	$0.09	$0.11	$0.31	$0.38

The following tables set forth average assets, liability and equity account balances, average yields and costs, and certain other information for the periods indicated.  No tax-equivalent yield adjustments were made, as the effect thereof was not material.  All average balances are daily average balances.  Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield.  The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	Three Months Ended June 30,
	2012				2011
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Unaudited)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$424,263		$4,793	4.52%	$396,447		$4,981	5.03%
Taxable securities (3)	57,234		210	1.47	30,353		93	1.23
Other interest-earning assets	25,552		18	0.28	57,179		25	0.17
FHLB stock	4,014		5	0.50	4,339		4	0.37
Total interest-earning assets	511,063		5,026	3.93	488,318		5,103	4.18
Non-interest-earning assets	47,065				42,205
Total assets	$558,128				$530,523

Interest-bearing liabilities:
Deposits:
Savings	$49,299		23	0.19	$47,740		64	0.54
Money market accounts	154,959		266	0.69	139,692		341	0.98
NOW accounts	37,441		11	0.12	34,783		17	0.20
Term certificates	128,314		373	1.16	124,317		453	1.46
Total deposits	370,013		673	0.73	346,532		875	1.01
FHLB advances	24,000		147	2.45	23,000		183	3.18
Total interest-bearing liabilities	394,013		820	0.83	369,532		1,058	1.15
Demand deposits	42,577				35,954
Other non-interest-bearing liabilities	8,766				7,995
Total liabilities	445,356				413,481
Stockholders’ equity	112,772				117,042
Total liabilities and stockholders’ equity	$558,128				$530,523

Net interest income			$4,206				$4,045
Net interest rate spread (4)				3.10%				3.03%
Net interest-earning assets (5)	$117,050				$118,786
Net interest margin (6)				3.29%				3.31%
Ratio of interest-earning assets to total interest-bearing liabilities	1.30	x			1.32	x

(1) Yields are annualized.

(2) Average loans include non-accrual loans and are net of average deferred loan fees/costs.

(3) Average balances are presented at average amortized cost.

(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

	Nine Months Ended June 30,
	2012				2011
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Unaudited)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$415,807		$14,466	4.64%	$392,337		$15,116	5.14%
Taxable securities (3)	58,586		723	1.65	27,673		236	1.14
Other interest-earning assets	28,738		59	0.27	65,038		99	0.20
FHLB stock	4,202		14	0.44	4,339		7	0.22
Total interest-earning assets	507,333		15,262	4.01	489,387		15,458	4.21
Non-interest-earning assets	46,360				44,224
Total assets	$553,693				$533,611

Interest-bearing liabilities:
Deposits:
Savings	$48,359		72	0.20	$46,723		178	0.51
Money market accounts	154,023		830	0.72	144,163		968	0.90
NOW accounts	36,481		33	0.12	33,790		47	0.19
Term certificates	131,045		1,193	1.21	124,040		1,408	1.51
Total deposits	369,908		2,128	0.77	348,716		2,601	0.99
FHLB advances	20,613		409	2.65	25,659		611	3.17
Total interest-bearing liabilities	390,521		2,537	0.87	374,375		3,212	1.14
Demand deposits	40,481				35,138
Other non-interest-bearing liabilities	8,670				8,019
Total liabilities	439,672				417,532
Stockholders’ equity	114,021				116,079
Total liabilities and stockholders’ equity	$553,693				$533,611

Net interest income			$12,725				$12,246
Net interest rate spread (4)				3.14%				3.07%
Net interest-earning assets (5)	$116,812				$115,012
Net interest margin (6)				3.34%				3.34%
Ratio of interest-earning assets to total interest-bearing liabilities	1.30	x			1.31	x

(1) Yields are annualized.

(2) Average loans include non-accrual loans and are net of average deferred loan fees/costs.

(3) Average balances are presented at average amortized cost.

(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.